UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14C

 Definitive Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Company Name: China Direct Trading Corporation, a Florida corporation

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(1) Title of each class of securities to which transaction applies: Common Stock, $0.0001 par value.

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CHINA DIRECT TRADING CORPORATION

10400 Griffin Road

Cooper City, Florida 33328

(954) 252-3440

May 16, 2007

Amendment One to

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EXPLANATORY NOTE:

The Regulation 14C Information Statement filed with the U.S. Securities and Exchange Commission on May 15, 2007, by China Direct Trading Corporation (“Company”) contained a table in Item D, “Security Ownership of Certain Beneficial Owners and Management”, which table did not reflect pre-filing corrections of the mathematical calculation of the total shares owned by members of management and the percentage ownership of certain members of management. Set forth below is a corrected table.

D. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of voting equity securities of the Company as of May 10, 2007, that are issued and outstanding is the Common Stock, $0.0001 par value per share, or “Common Stock”. The table on the following page sets forth, as of May 10, 2007, certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group. The table below also shows ownership as of May 10, 2007 of shares of Series B Convertible Redeemable Preferred Stock, $0.10 par value, or the “Preferred Stock,” which shares have no voting rights. There were 564,865,869 shares of Common Stock outstanding on May 10, 2007 and 915,030 shares of Preferred Stock were outstanding as of May 10, 2007.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

as of May 10, 2007 (1)

Name, Address & Title	Shares of Common Stock	% of outstanding shares	Shares of Preferred Stock	% of Shares Outstanding

Stewart Wallach, CEO & (3) President 350 Jim Moran Blvd. #121 Deerfield Beach, Florida 33442	14,274,942	2%	0	0%

Howard Ullman, Chairman (2) 10400 Griffin Rd., #109 Cooper City, Florida 33328	287,626,178	51%	660,030	72%
Gerry McClinton, COO & Secretary 10400 Griffin Road, #109 Cooper City, Florida 33328	500,000	Less than 1%	-0-	0%
Jeffrey Postal, Director 10400 Griffin Rd., #109 Cooper City, Florida 33328	9,000,000.016%		250,000	27%
Lorenzo Lamadrid (4) 1424 West 28 St. Miami Beach, Florida 33140	6,990,000	,012%	-0-	0%

Laurie Holtz, Director 1826 West 23 Street – Island 3 Miami Beach, Florida 33140	3,295,000	Less Than 1%	5,000	Less than 1%
Jeffrey Guzy (5) 3130 19th Street North Arlington, Virginia 22201	50,000	Less than 1%	-0-	0%
Larry Sloven, Director (6) 10400 Griffin Rd. #109 Cooper City, Florida 33328	-0-	0%	-0-	0%
ALL OFFICERS & DIRECTORS AS A GROUP	321,736,120	57%	915,030	100%
Bart Fisher (7) 9009 Potomac Forest Drive Great Falls, Virginia 22066	30,480,185(9)	5%	-0-	0%
Margaret Fisher (8) 9009 Potomac Forest Drive Great Falls, Virginia 22066	43,925,000	8%	-0-	0%

TOTAL:	396,141,305	70%	915,030	100%

Notes to Table

(1)       Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)       Mr. Ullman was Chief Executive Officer and President of the Company until April 20, 2007.

(3)       Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 20, 2007. Preferred Stock was acquired in Company’s acquisition of Capstone Industries, Inc. in September 2006.

(4)Mr. Lamadrid resigned as a director on April 23, 2007.

(5)       Mr. Guzy was appointed a director on May 3, 2007, to fill the board vacancy created by Mr. Lamadrid’s resignation as a director on April 22, 2007.

(6)       Mr. Sloven was appointed as a director on May 3, 2007 to fill an existing vacancy on the Company Board of Directors.

(7)(8)  Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.

(9)       Position includes 3,518,234 shares of Common Stock owned by Mr. Fisher’s profit sharing plan.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.